BY-LAWS
                                       OF
                                 MICROAGE, INC.
                   (AMENDED AND RESTATED AS OF JULY 16, 1998)

                                    ARTICLE I
                                     OFFICES

         SECTION 1.  REGISTERED   OFFICE.   The  registered   office   shall  be
established and maintained at the office of the Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware and said corporation shall be the registered agent of this corporation.

         SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. The annual meetings of stockholders for the election of directors shall be held at such place, within or without the State of Delaware, and at such time and on such date as may from time to time be fixed by the Board of Directors and specified in the notice of such meeting. In the event the Board of Directors fails to so determine the place of meeting, the annual meeting of stockholders shall be held at the offices of MicroAge, Inc., 2400 South MicroAge Way, Tempe, Arizona.

         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as may properly come before the meeting in accordance with these By-Laws.

         SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Special meetings of the stockholders may be held whenever and wherever called for by the Chairman of the Board and Chief Executive Officer or the Board of Directors. The business, including the election and/or removal of directors, which may be conducted at any such special meeting shall be limited to the purposes stated in the notice thereof.

         SECTION 2.1.  NOTICE OF STOCKHOLDER NOMINATIONS AND BUSINESS.

         (a)  Nominations  of persons for  election to the board of directors of
the   Corporation  and  the  proposal  of  business  to  be  considered  by  the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation's notice of meeting (or any supplement thereto); (ii) by or at the direction of
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the board of directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business must otherwise be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting, and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of the date of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

         (b) Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting: (i) by or at the direction of the board of directors; or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder's notice required by this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (c) Any stockholder's  notice required by this Section shall set forth:
(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal or nomination.

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         (d)  Only  such  persons  who are  nominated  in  accordance  with  the procedures set forth in this Section shall be eligible for election as directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with procedures set forth in this Section. The chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and (ii) if any proposed nomination or business is not in compliance with this Section, or if the stockholder solicits or is part of a group which solicits proxies in support of
such   stockholder's   proposal  without  such   stockholder   having  made  the
representation required by clause (iii)(c) of Section 2.1(c) of these By-Laws, to declare that such defective proposal or nomination shall be disregarded, and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

         (e) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

         (f) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

         SECTION 3. CONDUCT OF STOCKHOLDERS' MEETINGS. The meetings of the stockholders shall be presided over by the Chairman of the Board and Chief Executive Officer, or if he is not present, by an officer designated by the Board of Directors, or if the Board of Directors fails to designate such officer, by a chairman to be elected at the meeting. The Secretary, or any Assistant Secretary as designated by the chairman of the meeting, of the Corporation shall act as secretary of such meetings; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The order of business shall be as determined by the chairman of the meeting.

         SECTION 4. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the

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extent  determined  by the Board of  Directors  or the  chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         SECTION 5. VOTING. Except as provided in the Certificate of Incorporation and these By-Laws, each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to be voted which is held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. Except for the election of directors, which shall be decided by a plurality of the votes cast by the holders of shares of capital stock of the Corporation issued and outstanding and entitled to vote in the election of directors, present in person or represented by proxy at the meeting, all matters shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote thereon, present in person or represented by proxy at the meeting, except as otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation or its securities.

         A complete list of the stockholders entitled to vote, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 6. QUORUM. Except as otherwise required or permitted by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority in voting power of the stock of the Corporation outstanding and entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in voting power of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of stock entitled to vote shall be present if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which the requisite holders of the amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 7. ELECTION INSPECTORS. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more election inspectors to act at such meeting (and any adjournment or adjournments thereof) and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign
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an oath  faithfully to execute the duties of inspector with strict  impartiality and according to the best of his or her ability.

         The election inspector or inspectors (acting through a majority of them if there be more than one) shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify and announce their determination of the number of shares represented at the meeting, and their count of all votes and ballots. No such election inspector need be a stockholder of the Corporation. No person who is a candidate for office shall act as an inspector. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

         The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

         In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

         SECTION 8. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting, except in the case of a meeting to consider the merger or consolidation of the Corporation or the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, notice thereof shall be given not less than twenty nor more than sixty days before the date of the meeting. Business transacted at a special meeting shall be limited to the purposes stated in the notice.

         SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders or by the unanimous written consent of the stockholders entitled to vote on such action.

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                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER AND TERM. The number of directors shall be seven (7). The directors, other than those who may be elected by the holders of any series of Preferred Stock then outstanding, shall be divided into three classes, with the term of the first class to expire at the 1993 annual meeting of stockholders, the term of office of the second class to expire at the 1994 annual meeting of stockholders and the term of office of the third class to expire at the 1995 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

         SECTION 2. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board and Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3.  VACANCIES.   Unless  otherwise  provided  by  law  or  the
Certificate of Incorporation, any newly-created directorship or any vacancy occurring in the Board of Directors for any cause may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or if the Board of Directors so directs, by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

         SECTION 4. QUALIFICATIONS. In order to qualify as a director, a person must be the owner of one or more shares of the capital stock of the Corporation at the time of assuming office and for so long thereafter as such person remains in office. A person will cease to qualify as a director if he or she (i) is in good faith determined by a majority of the other directors then in office to be physically or mentally incapable of competent performance as a director for a period, starting with inception of the incapacity, that has extended or is likely to extend for more than six months or (ii) has failed to attend three successive regular meetings of the Board (as determined in accordance with Article III, Section 7 below) unless and to the extent such failure is waived by a majority of the other directors then in office; however, disqualification pursuant to clause (i) or (ii) of this sentence will not preclude the subsequent election or appointment of such person as a director by the shareholders or the Board if a majority of the directors in office immediately prior to the submission of such person for election or appointment shall determine that his or her prior incapacity or principal reason for prior non-attendance no longer exists. A person will not qualify for election or appointment as a director, whether initially or on re-election and whether by the shareholders at their annual meeting or by the Board of Directors as contemplated in Article III,
Section 3 above, if such person's 70th birthday occurs on or has occurred before the date of such election, appointment or re-election. A person who has qualified by age for his or her most recent election as a director may serve throughout the term for which such person was elected, notwithstanding the occurrence of his or her 70th birthday between the date of such election and the end of such term, subject, however, to his or her otherwise remaining qualified for such office.

         SECTION 5. POWERS. The business and affairs of this Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such

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lawful  acts  and  things  as  are  not by  statute  or by  the  Certificate  of
Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.

         SECTION 6. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation except where permitted by law, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. To the extent any such action is not taken by the Board of Directors, each committee may choose its own chairman and secretary, fix its own rules of procedure, and meet at such times and at such place or places as may be provided by such rules. At every meeting of the committee, the presence of a majority of all the members thereof shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary to decide any question before the committee.

         SECTION 7. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of stockholders without any notice other than these By-Laws. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

         Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         Special meetings of the Board of Directors may be called by the Chairman of the Board and Chief Executive Officer, and shall be called by the Chairman of the Board and Chief Executive Officer or the Secretary on the request of any two directors on at least forty-eight hours' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

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         Unless  otherwise  restricted by the  Certificate of  Incorporation  or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Notice  to   directors   may  be  given  in  person  or  by   facsimile
transmission, telephone, telegram, or other means of electronic transmission.

         SECTION 8. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

         SECTION 9. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors, or of such committee as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 11. VOTING. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless by provision of statute, the certificate of incorporation, or these By-Laws, the vote of a different number of directors is required, in which case such provision shall govern.

         SECTION 12. APPROVAL OR RATIFICATION BY STOCKHOLDERS. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof or of any officer of the Corporation which shall be approved or ratified by the holders of a majority of the outstanding stock of the Corporation present at any annual meeting of stockholders or any special meeting of stockholders called for such purpose shall be as valid and binding upon the Corporation and all of its stockholders as if it had been approved or ratified by all the stockholders of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice-Chairmen, a President, Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors.

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The  officers  shall be elected at the first  meeting of the Board of  Directors after each annual meeting of stockholders. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-Laws otherwise provide.

         SECTION 2. OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 3. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board and Chief Executive Officer shall have the primary responsibility for and the general control and management of all the business and affairs of the Corporation and the performance by all of its other officers of their respective duties, under the direction of the Board. He shall, if present, be the presiding officer at all meetings of the Board of Directors and meetings of the stockholders of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he may execute contracts, deeds, mortgages, indenture, bonds, consents, guaranties, agreements or other instruments on behalf of the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of stockholders of any Corporation in which the Corporation may hold stock, and also to execute and deliver for and on behalf of the Corporation proxies in respect of such meetings, and at any such meeting the Chairman of the Board and Chief Executive Officer or the individual or individuals named in the proxy executed by the Chairman of the Board and Chief Executive Officer in respect of such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present; provided, however, the Board of Directors, by resolution, from time to time may confer like powers upon any other person or persons, which powers may be general or confined to specific instances.

         SECTION 4. VICE-CHAIRMAN OF THE BOARD. The Board of Directors may elect one or more Vice-Chairman of the Board to serve as a general executive officer of the Corporation, and to be vested with such powers and duties as the Board may from time to time delegate. In the absence of the Chairman of the Board and Chief Executive Officer, he shall preside at all meetings of the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, he may execute contracts, deeds, mortgages, indentures, bonds, consents, guaranties, agreements or other instruments on behalf of the Corporation. The Vice-Chairman may represent the Corporation at any meeting of the stockholders of any other Corporation in which this Corporation then holds stock, and may vote this Corporation's stock in such other Corporation in person or by proxy appointed by him, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

         SECTION 5. PRESIDENT. The President shall have such authority and perform such duties relative to the business and affairs of the Corporation as may be delegated to him by the Board. Except as the Board of Directors shall authorize the execution thereof in some other manner, he may execute contracts, deeds, mortgages, indentures, bonds, consents, guaranties, agreements or other instruments on behalf of the Corporation. The President may represent the Corporation at any meeting of the stockholders of any other Corporation in which this Corporation then holds stock, and may vote this Corporation's stock in such other Corporation in person or by proxy appointed by him, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

         SECTION 6. VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him, or her, by the directors. If authorized to do so by the Board of Directors, any Vice President may represent the Corporation at any meeting of the stockholders of any other Corporation in which this Corporation then holds stock, and may vote this Corporation's stock in such other Corporation in person or by proxy appointed by him, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

         SECTION 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President, taking proper vouchers for such disbursements. He shall render to the Board of Directors at their regular meetings, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

         SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board and Chief Executive Officer, or by the Board of Directors, upon whose request the meeting is called as provided by these By-Laws. He shall record all of the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board and Chief Executive Officer. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board and Chief Executive Officer or the President, and attest the same.

         SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation, signed by the Chairman of the Board, the President or any Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate.

         SECTION 3. TRANSFER OF SHARES. Upon surrender to the Corporation or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be in accordance with applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and any resolution of the Board of Directors, the Board of Directors may, out of funds legally available therefor declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

         SECTION 7. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 8. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         SECTION 9. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 10. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

         SECTION 11. ELECTION NOT TO BE SUBJECT TO ARIZONA CONTROL SHARE ACQUISITIONS STATUTE. The Corporation elects not to be subject to Title 10, Chapter 6, Article 2 of the Arizona Revised Statutes, relating to "Control Share Acquisitions."

                                   ARTICLE VI

                 REPAYMENT OF SALARY AND EXPENSE REIMBURSEMENTS

         Any payments made to an officer, director, employee or other agent of the Corporation in the nature of salary, wages, other compensation or expense reimbursements which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service in any judicial or administrative proceeding, shall be repaid by such officer, director, employee, or other agent of the Corporation to the full extent of such disallowance. In lieu of payment by such person or persons, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his or their future compensation payments until the amount so owed to the Corporation has been recovered.

                                   ARTICLE VII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a

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
party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the board of directors of this Corporation.

         SECTION 2.  RIGHT  TO   ADVANCEMENT   OF   EXPENSES.   The  right  to
indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

         SECTION 3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including by a majority of the directors who are not parties to such action, suit or proceeding, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

         SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of expenses conferred in this Article VII shall not be exclusive of any other rights to which any person may have or hereafter acquire under any statute, the Corporation's Restated Certificate of Incorporation, these ByLaws, any agreement, vote of stockholders or disinterested directors, or otherwise.

         SECTION 5. INSURANCE. The Corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 6. DEFINITION OF Corporation. For purposes of this Article VII, references to the "Corporation" shall include any subsidiary of this Corporation from and after the acquisition thereof by this Corporation, so that any person who is a director, officer, employee or agent of such subsidiary after the acquisition thereof by this Corporation shall stand in the same position under the provisions of this Article as such person would have had such person served in such position for this Corporation.

         SECTION 7. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         Subject to the provisions of the Restated Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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